EXHIBIT 10.17.1 - AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN METALDYNE
CORPORATION AND JEFFREY M. STAFEIL

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment modifies the Employment Agreement between METALDYNE
CORPORATION ("Company") and JEFFREY STAFEIL ("Executive") entered into with an
Effective Date of July 16, 2003. The Employment Agreement remains in effect in accordance with its terms, except as modified by this Amendment. In accordance with Section 12 of the Employment Agreement, the parties have agreed to amend the Employment Agreement as follows:

                                    ARTICLE I

     Section 2 of the Employment Agreement is revised by deleting Section 2 in its entirety and replacing it with the following:

     SECTION 2 - TERM OF EMPLOYMENT. Executive's term of employment under this
Agreement ("Term of Employment") shall commence on the Effective Date and, subject to the terms hereof, shall terminate on the earlier of December 31, 2005
("Initial Period") or the date that either party terminates Executive's employment; provided that subsequent to the Initial Period, the Term of
Employment shall automatically renew each January 1 for one year ("Renewal
Period"), unless either party terminates Executive's employment, or Company delivers to Executive or Executive delivers to Company written notice at least thirty (30) days but no more than ninety (90) days in advance of the expiration of the Initial Period or any Renewal Period that the Term of Employment shall not be extended, in which case the Term of Employment shall end at the end of the year in which such notice was delivered and shall not be further extended except by written agreement of Company and Executive. The expiration of the Term of Employment under this Agreement shall not be a termination of this Agreement to the extent that other provisions of this Agreement by their terms survive the
Term of Employment.

                                   ARTICLE II

     Executive's Base Salary on the date of this Amendment is Three Hundred
Twenty-Five Thousand Dollars ($325,000) per year.

                                   ARTICLE III

     Section 3(b) of the Employment Agreement is amended by adding the phrase
"During the Term of Employment" before the phrase "Executive shall be eligible...."

                                   ARTICLE IV

     Sections 4(b), (c) and (d) of the Employment Agreement are amended by adding the phrase "During the Term of Employment," following the caption at the beginning of the first sentence.

                                    ARTICLE V

     The first paragraph of Section 6 of the Employment Agreement is amended by deleting the first paragraph of Section 6 in its entirety and replacing it with the following:

     SECTION 6 - TERMINATION OF EMPLOYMENT. Executive's employment during or after the Term of Employment shall be terminable at will by either party at any time for any reason.

                                   ARTICLE VI

     Section 6(a) of the Employment Agreement is amended by deleting Section
6(a) in its entirety and replacing it with the following:

     (a)  Termination Without Cause or for Good Reason. If Executive's
          employment is terminated during or after the Term of Employment by
          Company for any reason other than Cause (as defined in Section 6(c)
          hereof), Disability (as defined in Section 6(e) hereof) or death, or if Executive's employment is terminated by Executive for Good Reason
          (as defined in Section 6(a)(2) hereof) during or after the Term of
          Employment, then Company shall pay Executive the Severance Package. A termination by Executive without Good Reason shall be a termination under Section 6(b) below and not a termination under this Section
          6(a).

                                   ARTICLE VII

     Section 6(a)(1)(C)(i) of the Employment Agreement is amended by deleting
Section 6(a)(1)(C)(i) in its entirety and replacing it with the following:

                    (i)  the end of the eighteen (18) month period following
                         Executive's termination of employment, or

                                  ARTICLE VIII

     Section 6(b) of the Employment Agreement is amended by deleting Section
6(b) in its entirety and replacing it with the following:

     (b)  Voluntary Termination by Executive. If Executive terminates his employment with Company without Good Reason, during or after the Term of Employment, then Company shall pay Executive his accrued unpaid
          Base Salary through the date of termination and the AVCP award for the most recently completed year if an award has been declared for such year but not paid. The accrued unpaid Base Salary amounts payable under this Section 6(b) shall be payable in a lump sum within ten (10)
          days of termination of employment. Any accrued unpaid bonus amounts payable under this Section 6(b) shall be payable in accordance with customary

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          practices for payment of bonuses under AVCP. No prorated bonus for the year of termination shall be paid. Any other benefits under other plans and programs of Company in which Executive is participating at the time of Executive's termination of employment shall be paid, distributed, settled, or shall expire in accordance with their terms, and Company shall have no further obligations hereunder with respect to Executive following the date of termination of employment.

                                   ARTICLE IX

     The first paragraph of Section 6(d) is deleted and replaced with the following provision:

     Termination Following a Change of Control. If a Change of Control of
Company (as defined below) occurs after the Term of Employment, this Section
6(d) shall not apply. If a Change of Control occurs during the Term of
Employment, and Executive's employment with Company terminates by reason of a
Qualifying Termination (as defined below) within three (3) years after such
Change of Control, then, in lieu of the Severance Package, and subject to the limitations described in Section 7 below, the Company shall provide Executive the following termination benefits:

                                    ARTICLE X

     Section 6(d)(2)(A) of the Employment Agreement is amended by deleting
Section 6(d)(2)(A) in its entirety and replacing it with the following:

          (A)  the end of the eighteen (18) month period following Executive's termination of employment, or

                                   ARTICLE XI

     Section 6(e) of the Employment Agreement is amended by deleting the phrase
"under this Agreement" in the first full sentence and replacing it with the phrase "during the Term of Employment."

                                   ARTICLE XII

     Section 6(i) of the Employment Agreement is amended by deleting the phrase
"the Term of Employment" in the first sentence and replacing it with the phrase
"Executive's employment."

                                  ARTICLE XIII

     Section 13(b) of the Employment Agreement is amended by deleting Section
13(b) in its entirety and replacing it with the following:

     (b)  Executive acknowledges and recognizes the highly competitive nature of the business of Company and accordingly agrees that, in consideration of this Agreement, the rights conferred hereunder, and any payment hereunder, while employed by Company and for the six (6) month period following the termination of Executive's employment with Company for any reason other than a termination of employment

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          by Executive for any reason after the Term of Employment if the Term of Employment expires following a written notice of nonrenewal from
          Company ("Non-Compete Term"), Executive shall not engage, either directly or indirectly, as a principal for Executive's own account or jointly with others, or as a stockholder in any corporation or joint stock association, or as a partner or member of a general or limited liability entity, or as an employee, officer, director, agent, consultant or in any other advisory capacity in any business other than Company or its subsidiaries which designs, develops,
          manufacturers, distributes, sells or markets the type of products or services sold, distributed or provided by Company or its subsidiaries during the two (2) year period prior to the date of termination (the
          "Business"); provided that Executive may, following written notice to and written approval by the Company, be employed without violating
          Section 13(b) by an entity that engages in the Business if, after reviewing the details of Executive's proposed employment or other involvement with such entity, including, without limitation,
          Executive's proposed title, duties, and reporting responsibilities, the CEO, after consultation with the Chairman of the Compensation
          Committee, makes a written determination addressed to Executive that the proposed employment does not otherwise present a risk of unfair competition with the Company. This determination shall be made or not made in the sole discretion of the CEO, after consultation with the
          Chairman of the Compensation Committee, and shall not be accorded any authority as precedent by any party in the interpretation of this
          Section 13(b) or its application under any other circumstances.

          Nothing herein shall prevent Executive from owning, directly or indirectly, not more than five percent (5%) of the outstanding shares of, or any other equity interest in, any entity engaged in the
          Business and listed or traded on a national securities exchange or in an over-the-counter securities market.

                                   ARTICLE XIV

     Section 13(g) of the Employment Agreement is amended by deleting Section
13(g) in its entirety and replacing it with the following:

     (g)  This Section 13 will survive the termination of Executive's Term of
          Employment and the termination of this Agreement.

Intending to be legally bound hereby, the parties have signed this Amendment to be effective September 10, 2004.

                                                      Executive

October 1, 2004                                /s/ Jeffrey M. Stafeil
      Date                                     ---------------------------------

                                             METALDYNE CORPORATION

October 8, 2004                          By: /s/ Timothy D. Leuliette
      Date                                   -----------------------------------

                                         Its: Chairman, President and Chief
                                              Executive Officer

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